UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
_____________________

Date of Report (Date of earliest event reported): August 13, 2018

Gulf Island Fabrication, Inc.
(Exact name of registrant as specified in its charter)

Louisiana                001-34279            72-1147390

(State or other jurisdiction of incorporation)	(Commission File Number) (IRS Employer Identification No.)

16225 Park Ten Place, Suite 300, Houston, Texas                    77084
(Address of principal executive offices)             (Zip Code)

(713) 714-6100
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company [ ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

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Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 13, 2018, David S. Schorlemer tendered his resignation as Executive Vice President, Chief Financial Officer, Treasurer and Secretary of Gulf Island Fabrication, Inc. (the “Company”) effective August 15, 2018. Mr. Schorlemer’s resignation was due to personal reasons and not as a result of any disagreement with the Company regarding the Company’s operations or practices. The Company is actively searching for a candidate to succeed Mr. Schorlemer in his former role. In the interim, Kirk J. Meche, our President and Chief Executive Officer, will assume the role of interim Chief Financial Officer, Treasurer and Secretary of the Company effective August 14, 2018. Information concerning Mr. Meche required by this Item 5.02 of Form 8-K is contained in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on March 22, 2018 and is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GULF ISLAND FABRICATION, INC.

By: /s/ Kirk J. Meche
Kirk J. Meche
President, Chief Executive Officer, Interim Chief Financial Officer, Treasurer, Director and Secretary

Dated: August 14, 2018

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